Exhibit 99.1

FOR IMMEDIATE RELEASE

TOWER TECH HOLDINGS INC.	BRAD FOOTE GEAR WORKS, INC.
101 South 16th Street, P.O. Box 1957	1309 South Cicero Avenue
Manitowoc, WI 54221-1957	Cicero, IL 60804
(920) 684-5531	(708) 298-1100

For more information contact:	For more information contact:
Steve Huntington, CFO	J. Cameron Drecoll, CEO

TOWER TECH HOLDINGS INC. TO ACQUIRE

BRAD FOOTE GEAR WORKS, INC.

-Brad Foote Acquisition Combines Leading Component Suppliers to the North
American Wind Turbine Industry-

-J. Cameron Drecoll to be CEO and Tontine Capital Partners to Appoint Directors
to Tower Tech’s Board-

MANITOWOC, WI and CICERO, IL, August 22, 2007 – Tower Tech Holdings Inc. (TWRT) has agreed to acquire Brad Foote Gear Works, Inc., an Illinois-based manufacturer of gearing systems for the wind turbine, oil and gas and energy-related industries.

Brad Foote Transaction

Established in 1924, Brad Foote manufactures and repairs gear systems at two locations in Cicero, Illinois and one location in Pittsburgh, Pennsylvania.  During the first six months of 2007, Brad Foote had revenues of approximately $37 million, with a significant portion of the revenues related to the sale of gear components to the wind turbine industry.  Brad Foote’s 2005 and 2006 revenues were approximately $43 million and $59 million, respectively, and Brad Foote anticipates continued growth in its revenues due in part to the growth of the U.S. wind turbine market.  Brad Foote currently provides gear sets to multiple leading manufacturers of wind turbines up to 2.5MW.  The remaining revenues are related to the oil and gas, mining, steel, power generation and other energy-related industries.

Upon completion of the acquisition, J. Cameron Drecoll, the CEO of Brad Foote, will assume chief executive responsibilities for the combined company.  Mr. Drecoll has been the majority shareholder and CEO of Brad Foote since 1996.  Prior to acquiring Brad Foote, Drecoll was employed by Regal Beloit Corporation.  Tower Tech anticipates that Mr. Drecoll will join Tower Tech’s board of directors.

 “The combination of Tower Tech and Brad Foote is the next step toward our vision of becoming the premier component supplier to the wind turbine industry in North America.  We are delighted to have a leader like Cam take the reigns as CEO, especially with his proven track record and extensive acquisition and integration experience,” said Raymond Brickner, President and co-founder of Tower Tech.

Mr. Drecoll stated, “This is an extraordinary opportunity to combine two rapidly growing component suppliers to the wind turbine industry.  This transaction will strengthen our ability to reinvest in our respective companies and communities and acquire additional related businesses.”  Management expects to operate its Brad Foote and Tower Tech subsidiaries separately but also expects to integrate aspects of the businesses, including customer relationship management and certain administrative functions.

Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Brad Foote shareholders will receive an aggregate of approximately 16,000,000 shares of Tower Tech common stock.  Brad Foote shareholders will also receive an aggregate of $64 million in cash as part of the consideration.  The cash portion of the consideration will be funded through both debt and equity financing, which will be structured to provide additional liquidity to facilitate the combined companies’ future growth plans and working capital needs.  Tontine Capital Partners, L.P. and its affiliates have agreed to purchase 12,500,000 shares of common stock in a private placement at a purchase price of $4.00 per share and to provide $25 million of additional interim debt financing in the form of senior subordinated convertible notes.  Tower Tech will also assume approximately $21 million of senior debt from Brad Foote.  The companies expect the acquisition to close by the fourth quarter of 2007.

Tontine Capital Partners expects to appoint James M. Lindstrom and two additional directors to Tower Tech’s Board of Directors pursuant to its rights granted in connection with its March 2, 2007 investment  in Tower Tech and as part of the investment to fund the acquisition of Brad Foote.  Mr. Lindstrom is a partner of Tontine Associates, LLC, a Greenwich, Connecticut-based partnership, since February 2006.  Prior to that, Jim was Chief Financial Officer of Centrue Financial Corporation and has prior experience in private equity and investment banking.  Raymond Brickner said, “We are looking forward to the addition of Jim to the Board.  Jim’s initiatives led to our initial financing last March and the transaction with Brad Foote.  We look forward to Jim’s leadership and the additional directors’ ability to increase value for its customers, employees and shareholders.”  Tontine Capital Partners expects to appoint the additional directors prior to the fourth quarter of 2007.

Following the closing of the transaction, Tower Tech intends to raise approximately $25 million of additional equity capital by means of a rights offering of its common stock to its existing shareholders.  The rights to be distributed will permit Tower Tech shareholders as of the to-be-determined record date to purchase additional shares of Tower Tech common stock at the same $4.00 per share price paid by Tontine in the private placement.  Proceeds from the rights offering are expected to be applied to the repayment of debt, including the senior subordinated convertible notes.

About Tower Tech Holdings Inc.

Tower Tech Holdings Inc (TWRT-OTC) is headquartered in Manitowoc, Wisconsin and is dedicated to the production of wind tower support structures for the wind turbine industry.

Important Information

The foregoing notice does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of Tower Tech Holdings Inc. The distribution of rights to purchase shares of Tower Tech Holdings common stock and the issuance of common stock related thereto will be accomplished by means of a registration statement to be filed by Tower Tech with the Securities and Exchange Commission. Tower Tech will distribute the related prospectus following the effectiveness of the registration statement to all shareholders as of the rights offering record date.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.  Our forward-looking statements in this release generally relate to: (i) beliefs about our future position in the component supply industry; (ii) the anticipated future benefits resulting from the acquisition of Brad Foote; (iii) our expectations for future operations of Tower Tech and Brad Foote and our anticipated method of integration for the combined company, including the future composition of our Board of Directors; (iv) our expectations relating to assumption of Brad Foote’s senior debt; (v) Brad Foote’s anticipated revenue growth; (vi) the anticipated timing for closing of the Brad Foote acquisition; and (vii) our intent to raise capital for repayment of debt through a rights offering.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) difficulties in integrating the merged businesses and our ability to successfully capitalize on each segment’s strengths and product offerings; (ii) the ability of our management team and key employees to transition to working with a new CEO; (iii) our ability to  successfully complete a rights offering; (iv) our anticipated capital needs; (v) unforeseen costs or liabilities that may arise in connection with either acquisition; (vi) approval of an amendment to our bylaws to increase the size of our Board of Directors (vii) fluctuations in general economic conditions; and (viii) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-

looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.

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